UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 4, 2011
Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
111 Eighth Avenue
New York, New York 10011
(Address of principal executive offices, including zip code)
(212) 624-3700
(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
          On November 3, 2010, WebMD Health Corp. issued a press release announcing its results for the quarter ended September 30, 2010 and providing financial guidance for the quarter and year ending December 31, 2010, a summary of which guidance was furnished by WebMD as Exhibit 99.3 to a Current Report on Form 8-K filed on November 3, 2010. On January 4, 2010, WebMD expects to indicate, in an oral presentation at the Citi 2011 Global Entertainment, Media and Telecommunications Conference, that WebMD management remains comfortable with the guidance contained in that Exhibit 99.3, which is hereby incorporated by reference into this Item 2.02 pursuant to General Instruction B.3 of Form 8-K. As previously announced, investors, analysts and the general public are invited to listen to a live audio broadcast of the presentation over the Internet at 4:25 p.m. Eastern Time. The broadcast can be accessed at www.wbmd.com (in the Investor Relations section). A replay of the broadcast will be available at the same web address.
          Exhibit 99.4 to the Current Report filed by WebMD on November 3, 2010, which is entitled “Explanation of Non-GAAP Financial Measures,” is hereby incorporated by reference into this Item 2.02 pursuant to General Instruction B.3 of Form 8-K.
          The information contained or incorporated by reference in this Item 2.02 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: January 4, 2011	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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